EXHIBIT 10.2
Capstone Turbine Corporation
Shares of Common Stock, par value $0.001
SUBSCRIPTION AGREEMENT
     THIS SUBSCRIPTION AGREEMENT (the “AGREEMENT”) by and between Monarch Pointe Fund, Ltd., a corporation organized under the laws of the British Virgin Islands (the “INVESTOR”), and CAPSTONE TURBINE CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “COMPANY”) is dated the 7th day of October, 2005 and effective as of the execution of the Escrow Agreement by and between the Company, the Investor and Mellon Investor Services, LLC (the “COMMENCEMENT DATE”).
     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company shares of the Company’s common stock, par value $0.001 per share (the “COMMON STOCK”), with an aggregate purchase price of up to Twenty Million Dollars ($20,000,000.00); and
     WHEREAS, the shares of Common Stock will be issued pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 (SEC File No. 333-128164) (the “SHELF REGISTRATION STATEMENT”) with respect to, among other securities, the Company’s Common Stock (such shares of Common Stock covered by the Shelf Registration Statement are referred to herein as the “REGISTERED STOCK”).
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     Section 1.1 “ADVANCE” shall mean the portion of the Commitment Amount advanced by or on behalf of the Investor to or for the benefit of the Company on any Advance Date for the purchase of shares of Registered Stock.
     Section 1.2 “ADVANCE DATE” shall mean each Trading Day during the Offering Period (other than October 13, 2005) on which the Investor purchases, and the Company sells, Registered Stock during the Offering Period in connection with an Advance.
     Section 1.3 “ADVANCE NOTICE” shall mean a written (including by electronic transmission) notice in the form attached hereto as Exhibit A to the Investor setting forth the Daily Advance Amount that the Company is requesting with respect to the Advance Date.
     Section 1.4 “AGREEMENT” shall have the meaning set forth in the preamble to this Agreement.
     Section 1.5 “BID PRICE” shall mean, on any Trading Day, the closing bid price (as reported by Bloomberg, L.P.) of the Common Stock on the Principal Market.

     Section 1.6 “COMMENCEMENT DATE” shall have the meaning set forth in the preamble to this Agreement.
     Section 1.7 “COMMITMENT AMOUNT” shall mean the aggregate amount of up to Twenty Million Dollars ($20,000,000.00) which the Investor has agreed to provide to the Company during the Offering Period in order to purchase the Company’s Registered Stock pursuant to the terms and conditions of this Agreement.
     Section 1.8 “COMMON STOCK” shall have the meaning set forth in the recitals to this Agreement.
     Section 1.9 “COMPANY” shall have the meaning set forth in the preamble to this Agreement.
     Section 1.10 “DAILY ADVANCE AMOUNT” shall mean, on the first Advance Date, $3,703,703.70, and on each subsequent Advance Date $1,810,699.59, or such other amount advanced to or for the benefit of the Company for the purchase of shares of Registered Stock as determined by the Company in accordance with this Agreement (subject to the Maximum Daily Advance Amount).
     Section 1.11 “ESCROW AGENT” shall mean Mellon Investor Services LLC, and its successors and assigns under the Escrow Agreement.
     Section 1.12 “ESCROW AGREEMENT” shall mean the escrow agreement among the Company, the Investor, and Escrow Agent dated the date hereof.
     Section 1.13 “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     Section 1.14 “INVESTOR” shall have the meaning set forth in the preamble to this Agreement.
     Section 1.15 “MARKET PRICE” shall mean the VWAP of each share of Common Stock on the Trading Date with respect to which an Advance Notice has been delivered.
     Section 1.16 “MAXIMUM DAILY ADVANCE AMOUNT” shall be $2,777,777.78 per any Advance Date (other than the first Advance Date).
     Section 1.17 “NASD” shall mean the National Association of Securities Dealers, Inc.
     Section 1.18 “OFFERING PERIOD” shall mean the period commencing on the Trading Day immediately following the Commencement Date and expiring on the tenth (10th) Trading Day after the Commencement Date; provided, however, that the Offering Period shall not include October 13, 2005 as a Trading Day, and that the Offering Period shall be extended automatically by one Trading Day for each Trading Day on which no Advance is made, up to a maximum of ten (10) additional Trading Days; and further provided that the Offering Period shall automatically expire upon the first to occur of, in the aggregate, the purchase and sale of 17,000,000 shares of Common Stock or the purchase and sale of shares of Common Stock with an aggregate purchase price of $54,000,000 pursuant to this Agreement and the Subscription Agreement by and between the Company and Asset Managers International Ltd, dated October 7, 2005.
     Section 1.19 “PERSON” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     Section 1.20 “PRINCIPAL MARKET” shall mean the Nasdaq National Market.
     Section 1.21 “PURCHASE PRICE” shall be ninety-six percent (96%) of the Market Price, computed to three decimal places, on the applicable Advance Date; provided however, that if the Company offers Common Stock to one or more third parties during the Offering Period at a price lower than the Purchase Price calculated in accordance with the foregoing, the Purchase Price shall be the lowest price at which the Company offers such shares of Common Stock.
     Section 1.22 “REGISTERED STOCK” shall have the meaning set forth in the recitals to this Agreement.
     Section 1.23 “SHELF REGISTRATION STATEMENT” shall have the meaning set forth in the recitals to this Agreement.
     Section 1.24 “SEC” shall have the meaning set forth in the recitals to this Agreement.
     Section 1.25 “SECURITIES ACT” shall mean the Securities Act of 1933, as amended.
     Section 1.26 “TRADING DAY” shall mean any day during which the Principal Market shall be open for business.
     Section 1.27 “VWAP” shall mean the volume weighted average price of the Company’s Common Stock as quoted by Bloomberg, LP on the applicable Trading Day.
     Section 1.28 “WRITTEN DIRECTION TO DISBURSE” shall mean the written notice from the Investor and the Company to the Escrow Agent in the form attached hereto as Exhibit B, which written notice may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.
ARTICLE II
ADVANCES
     Section 2.1 ADVANCES; SHARES TRANSFERS
          2.1.1 ADVANCES. On the first Trading Day after the Commencement Date (i.e., the first “Advance Date”), the Company shall receive the Daily Advance Amount of $3,703,703.70, and on each of the nine (9) Trading Days (subject to the following proviso and sentence) thereafter during the Offering Period the Company shall, unless the Company delivers an Advance Notice to the Investor requesting a different Daily Advance Amount from zero to the

Maximum Daily Advance Amount in accordance with Section 2.3, receive a Daily Advance Amount of $1,810,699.59; provided, however, that no Advance will be made, and no shares of Registered Stock will be purchased, on October 13, 2005. Notwithstanding anything to the contrary contained herein, no Advance will be made on any of such nine (9) Trading Days, and the Investor shall not direct the Escrow Agent to disburse any funds, on any such Trading Day on which between 6:30 a.m. (Pacific Time) and 11:00 a.m. (Pacific Time) the VWAP of the Company’s Common Stock is below ninety percent (90%) of the closing VWAP for the immediately preceding Trading Day; provided, however, that the Company may elect to sell the previously designated number of shares of Registered Stock and the Investor shall direct the Escrow Agent to disburse the Daily Advance Amount on such a day if the Company delivers written notice (including by electronic transmission) to that effect to the Investor before 11:00 a.m. (Pacific Time) on such date. All Advances shall be made on the Advance Date after the determination of the Purchase Price and the number of shares of Registered Stock to be purchased with respect to such Advance.
          2.1.2 REGISTERED STOCK TRANSFERS. With respect to each Advance, the Investor shall receive via DTC transfer to the Investor’s brokerage account on the next Trading Day after the Advance Date, the number of shares of Registered Stock equal to the quotient obtained by dividing the Daily Advance Amount disbursed to the Company with respect to such Advance by the per share Purchase Price. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. The maximum aggregate number of shares of Common Stock which the Investor shall have the right or obligation to acquire hereunder shall not exceed the lesser of: (i) 6,296,296 shares; and (ii) the number of shares of Common Stock that has an aggregate Purchase Price equal to the Commitment Amount.
     Section 2.2 CLOSING. On the Commencement Date, (i) the Company shall give its transfer agent instructions providing for the transfer to the account designated by the Escrow Agent of 6,296,296 shares of Registered Stock in accordance with the Escrow Agreement and (ii) the Investor shall deliver to the Escrow Agent $15,000,000, and by 6:30 a.m. (Pacific Time) on October 11, 2005 the Investor shall deliver an additional $5,000,000 of the Commitment Amount, by wire transfer of immediately available funds to the account designated by the Escrow Agent in accordance with the Escrow Agreement. The maximum aggregate number of shares of Common Stock which the Company shall be required to sell hereunder shall not exceed the lesser of: (i) 6,296,296 shares; and (ii) the number of shares of Common Stock that has an aggregate purchase price equal to the Commitment Amount. Each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Disbursement of Advances to the Company and transfer of the shares of the Company’s Registered Stock to the Investor shall occur in accordance with the conditions set herein above and in the Escrow Agreement.
     Section 2.3 ADVANCE NOTICE; WRITTEN DIRECTION TO DISBURSE. On or before 6:00 a.m. (Pacific Time) on each Trading Day after the first Trading Day during the Offering Period, subject to all other terms and provisions herein, the Company shall deliver to the Investor an Advance Notice setting forth the requested Daily Advance Amount (but not more than the Maximum Daily Advance Amount) requested on such Advance Date. Subject to all other terms and provisions herein, the Investor and the Company shall, after the close of the Principal Market on each Trading Day including the first Trading Day during the Offering Period, deliver to the Escrow Agent a Written Direction to Disburse, specifying the Daily Advance Amount to be disbursed to the Company, the VWAP for the Common Stock on such Advance Date, the Purchase Price for the shares of Registered Stock, and the number of shares of Registered Stock to be transferred to the account of Investor. If the Company does not deliver an Advance Notice on or before 6:00 a.m. (Pacific Time) with respect to an Advance Date other than the first Trading Day during the Offering Period, the Daily Advance Amount for such Advance Date shall be $1,810,699.59.
     Section 2.4 TERMINATION OF INVESTMENT. The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to each Advance Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Shelf Registration Statement or (ii) the Company shall at any time fail materially to comply with the requirements of Article VI. The obligation of the Company to transfer shares of Registered Stock to the Investor pursuant to this Agreement shall terminate permanently (including with respect to each Advance Date that has not yet occurred) in the event that the Investor shall at any time materially fail to comply with the requirements of Article III.
     Section 2.5 AGREEMENT TO ADVANCE FUNDS. The Investor agrees to advance the Commitment Amount to the Escrow Agent after the completion of each of the following conditions and the other conditions set forth in this Agreement required to be completed prior to advancement of the Commitment Amount:
          (a) the execution and delivery by the Company, and the Investor, of this Agreement and the Exhibits and Schedules hereto;
          (b) the Company’s transfer agent shall have set aside in reserve the number of shares of Registered Stock required by Section 2.2(b) for the benefit of the Investor;
          (c) there shall not have been any stop order or suspension of the effectiveness of the Shelf Registration Statement;
          (d) the Company shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Registered Stock, and the sale and issuance of the Registered Stock shall be legally permitted by all laws and regulations to which the Company is subject;
          (e) the Company shall file with the Commission in a timely manner a prospectus supplement under Securities Act Rule 424(b) describing the specific plan of distribution (the “PROSPECTUS SUPPLEMENT”) and all reports, notices and other documents required of a “reporting company” under the Exchange Act and applicable SEC regulations; and
          (f) the conditions set forth in Section 7.2 shall have been satisfied as of the time of the advancement of the Commitment Amount.

     Section 2.6 DAMAGES. In the event the Investor sells shares of the Company’s Common Stock after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Article II, and specifically the Company fails to effect through the Escrow Agent the transfer of the shares of Registered Stock to the Investor, the Company acknowledges that the Investor shall suffer financial loss and therefore shall be liable for any and all direct losses, commissions or fees incurred by the Investor.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR
     Investor hereby represents to the Company that the following are true and correct as of the date hereof:
     Section 3.1 ORGANIZATION AND AUTHORIZATION. The Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments, on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.
     Section 3.2 NO UNDERWRITER. The Investor is not acting and will not act as an “underwriter” (as that term is defined in the Securities Act) with respect to the Company’s Common Stock.
     Section 3.3 NO STABILIZATION. Neither the Investor nor any of its directors, officers, employees, agents, partners, members, controlling persons or shareholders holding 5% or more of the Common Stock, has taken or will take, directly or indirectly, any actions designed, or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock.
     Section 3.4 NO SHORTING. Neither the Investor nor any of its affiliates has, directly or indirectly, offered to “short sell”, contracted to “short sell,” otherwise engaged in any “short selling” or encouraged others to “short sell” the securities of the Company, including, without limitation, shares of Common Stock that will be received as a result of the transactions contemplated by this Agreement, and neither the Company nor any of its affiliates will engage in any of the foregoing at any time any of them own shares of Common Stock acquired under this Agreement. For purposes of this Agreement, “short selling” shall include any short sale and any similar hedging or derivative securities transaction; provided, however, that nothing contained herein shall prohibit the Investor from selling any shares of Common Stock that will be received as a result of the transactions contemplated by this Agreement “against the box.”

     Section 3.5 RESTRICTIONS ON RESALE. Investor shall not sell any shares of Common Stock directly to any shareholder of the Company who owns of record or beneficially fifteen percent (15%) or more, or any offeror for shares of Common Stock which is seeking to acquire fifteen percent (15%) or more, of the Common Stock the Company; provided, however, that nothing herein shall prevent the Investor from selling its Common Stock in an open-market transaction through a registered broker or dealer (as such terms are defined in the Exchange Act).
     Section 3.6 INVESTOR OWNERSHIP OF COMMON STOCK. Immediately prior to the Commencement Date, neither the Investor nor any of its affiliates owns (either directly or indirectly) any shares of Common Stock of the Company. Neither the Investor nor any of its affiliates has, directly or indirectly, entered into any agreement with any third party to sell shares, or offered to sell, any shares of Common Stock to be acquired pursuant to this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to the Investor as follows:
     Section 4.1 In connection with the sale of the Registered Stock, the Company has made available, as requested (including electronically via the SEC’s EDGAR system) to Investor its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Exchange Act. The Company’s Annual Report on Form 10-K for the year ended March 31, 2005 and all subsequent reports, forms, schedules, statements, documents, filings and amendments filed by the Company with the SEC under the Exchange Act, are collectively referred to as the “DISCLOSURE DOCUMENTS.” All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents. The Disclosure Documents as of their respective dates did not, and will not as of the Commencement Date or any Advance Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed or hereafter are filed with the SEC, complied and will comply, at the time of filing, in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.
     Section 4.2 Schedule 4.2(A) attached hereto sets forth a complete list of the subsidiaries of the Company (the “SUBSIDIARIES”). Each of the Company and its Subsidiaries has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “MATERIAL ADVERSE EFFECT”); as of the Commencement Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Disclosure Documents (the “COMPANY CAPITALIZATION”); the Company does not have any Subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or “Blue Sky” laws) or voting; except as set forth in the Disclosure Documents, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company; except as set forth in the Disclosure Documents, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and except as included in the Company’s public filings on file with the Securities and Exchange Commission, there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company’s or any Subsidiary’s affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.
     Section 4.3 The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the “ENFORCEABILITY EXCEPTIONS”).
     Section 4.4 The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents. The stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.
     Section 4.5 No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of this Agreement by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Registered Stock as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Commencement Date, (ii) as are not required to be obtained on or prior to the Commencement Date that will be obtained when required, or (iii) the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect.
     Section 4.6 None of the Company or the Subsidiaries is (i) in material violation of its articles of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as described in the Disclosure Documents, in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.
     Section 4.7 The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the Certificate of Incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries; which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.
     Section 4.8 The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders’ equity of the entities, at the dates and for the periods to which they relate and have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis; the interim unaudited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled in all material respects on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and each of the auditors previously engaged by the Company or to be engaged in the future by the Company is an independent certified public accountant as required by the Securities Act for an offering registered thereunder.

     Section 4.9 Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Disclosure Documents.
     Section 4.10 The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their businesses as described in the Disclosure Documents. None of the Company or the Subsidiaries has received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.
     Section 4.11 Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents (“PERMITS”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     Section 4.12 Subsequent to June 30, 2005 and except as described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 or in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business or (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of capital stock by the Company), (iii) there has not been any material increase in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any event or condition, individually or in the aggregate, that has a Material Adverse Effect, and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

     Section 4.13 There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents. Except as described in the Disclosure Documents, none of the Company or the Subsidiaries is in default under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.
     Section 4.14 The Company and the Subsidiaries own no real property, and each has good and marketable title to the leasehold estate in the real property described in the Disclosure Documents as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents or such as would not, individually or in the aggregate, have a Material Adverse Effect. All material leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect, in each case subject to the Enforceability Exceptions.
     Section 4.15 Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.
     Section 4.16 None of the Company or the Subsidiaries is, or immediately after any Advance Date will be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “INVESTMENT COMPANY ACT”).
     Section 4.17 None of the Company or the Subsidiaries or, to the knowledge of any of such entities’ directors, officers, employees, agents or controlling persons, has taken, directly or indirectly, any action for the purpose of causing the stabilization or manipulation of the price of the Common Stock.
     Section 4.18 There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.
     Section 4.19 Each of the Company and the Subsidiaries carries general liability insurance coverage comparable to other companies of its size and similar business.
     Section 4.20 Except as disclosed in the Disclosure Documents, each of the Company and the Subsidiaries maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its material assets is permitted only in accordance with management’s authorization and (D) the values and amounts reported for its material assets are compared with its existing assets at reasonable intervals.
     Section 4.21 Other than the fee to Credit Suisse First Boston set forth in the Prospectus Supplement, the Company does not know of any claims for services, either in the nature of a finder’s fee or financial advisory fee, with respect to the offering of the Registered Stock and the transactions contemplated by this Agreement.
     Section 4.22 The Common Stock is traded on the Principal Market. Except as described in the Disclosure Documents, the Company currently is not in violation of, and the consummation of the transactions contemplated by this Agreement will not violate, any rule of the Principal Market.
     Section 4.23 Set forth in the Prospectus Supplement is the Company’s intended use of the proceeds from this transaction.
     Section 4.24 To the Company’s knowledge, none of the officers or directors of the Company (i) has been convicted of any crime (other than traffic violations or misdemeanors not involving fraud) or is currently under investigation or indictment for any such crime, (ii) has been found by a court or governmental agency to have violated any securities or commodities law or to have committed fraud or is currently a party to any legal proceeding in which either is alleged, (iii) has been the subject of a proceeding under the bankruptcy laws or any similar state laws, or (iv) has been an officer, director, general partner, or managing member of an entity which has been the subject of such a proceeding.
ARTICLE V
INDEMNIFICATION
     Section 5.1 INDEMNIFICATION.
          (a) In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “INVESTOR INDEMNITEES”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “INDEMNIFIED LIABILITIES”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.
          (b) In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “COMPANY INDEMNITEES”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or the Prospectus Supplement, or (ii) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.
          (c) The obligations of the parties to indemnify or make contribution under this Section 5.1 shall survive termination.
ARTICLE VI
COVENANTS OF THE COMPANY
     Section 6.1 LISTING OF COMMON STOCK. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market.
     Section 6.2 EXCHANGE ACT REGISTRATION. The Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.
     Section 6.3 TRANSFER AGENT INSTRUCTIONS. The Company shall deliver or cause the Escrow Agent to deliver instructions to the Company’s transfer agent to transfer shares of Registered Stock equal to the Daily Advance Amount divided by the per share Purchase Price to the Investor on each Advance Date.
     Section 6.4 CORPORATE EXISTENCE. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.
     Section 6.5 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE AN ADVANCE. The Company will immediately notify the Investor upon its becoming aware of the occurrence of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities:

(i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the registrable securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the registration statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the registration statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.
     Section 6.6 RESTRICTION ON SALE OF CAPITAL STOCK. During the Offering Period, the Company shall not, without the prior written consent of the Investor, (i) issue or sell any Common Stock or preferred stock without consideration or for a consideration per share less than the Bid Price of the Common Stock determined immediately prior to its issuance, (ii) issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock’s Bid Price determined immediately prior to its issuance, or (iii) file any registration statement on Form S-8.
     Section 6.7 CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a “CONSOLIDATION EVENT”) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.
ARTICLE VII
CONDITIONS FOR ADVANCE AND CONDITIONS TO ADVANCES
     Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation hereunder of the Company to issue and sell the shares of Common Stock to the Investor incident to each Advance is subject to the satisfaction, or waiver by the Company, at or before each Advance Date, of each of the conditions set forth below.

          (a) ACCURACY OF THE INVESTOR’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained herein shall be true and correct in all material respects.
          (b) PERFORMANCE BY THE INVESTOR. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement the Commencement Date to be performed, satisfied or complied with by the Investor at or prior to the Commencement Date.
     Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO SELL REGISTERED STOCK AND THE OBLIGATION OF THE INVESTOR TO PURCHASE REGISTERED STOCK. The right of the Company to receive an Advance and the obligation of the Investor hereunder to acquire and pay for shares of the Company’s Common Stock incident to an Advance is subject to the fulfillment by the Company, of each of the following conditions on each Advance Date:
          (a) ACCURACY OF COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct in all material respects.
          (b) REGISTRATION OF THE COMMON STOCK WITH THE SEC. The Shelf Registration Statement shall have previously become effective and shall remain effective on each Advance Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Shelf Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Shelf Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Shelf Registration Statement or related prospectus shall exist. The Prospectus Supplement must have been filed with the SEC on or prior to the Commencement Date.
          (c) AUTHORITY. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.
          (d) FUNDAMENTAL CHANGES. There shall not exist any fundamental changes to the information set forth in the Shelf Registration Statement which would require the Company to file a post-effective amendment to the Shelf Registration Statement.
          (e) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Advance Date.

          (f) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.
          (g) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock is not suspended by the SEC or the Principal Market. The issuance of shares of Common Stock with respect to the applicable Advance, if any, shall not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market.
          (h) MAXIMUM DAILY ADVANCE AMOUNT. The amount of an Advance requested by the Company shall not exceed the Maximum Daily Advance Amount. In addition, notwithstanding anything to the contrary contained herein, in no event shall the number of shares the Investor is required or permitted to purchase pursuant to an Advance equal or exceed the number of shares that would cause the aggregate number of shares of Common Stock that are acquired as a result of the transactions contemplated hereby and beneficially owned by the Investor and its affiliates to exceed nine and 99/100 percent (9.99%) of the then outstanding Common Stock of the Company. Shares owned by any other investor pursuant to a Subscription Agreement referenced in this Agreement will not be aggregated with shares owned by the Investor for purposes of determining beneficial ownership. For the purposes of this Section beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.
          (i) NO KNOWLEDGE. The Company has no knowledge of any event which would be more likely than not to have the effect of causing the Shelf Registration Statement to be suspended or otherwise ineffective.
ARTICLE VIII
NON-DISCLOSURE OF NON-PUBLIC INFORMATION
     Section 8.1 NON-DISCLOSURE OF NON-PUBLIC INFORMATION.
          Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Shelf Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.1 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Shelf Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Shelf Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.
ARTICLE IX
CHOICE OF LAW/JURISDICTION
     Section 9.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES FURTHER AGREE THAT ANY ACTION BETWEEN THEM SHALL BE HEARD IN AND EXPRESSLY CONSENT TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, CALIFORNIA FOR THE ADJUDICATION OF ANY CIVIL ACTION ASSERTED PURSUANT TO THIS PARAGRAPH.
ARTICLE X
ASSIGNMENT; TERMINATION
     Section 10.1 ASSIGNMENT. Neither this Agreement nor any rights of the Company hereunder may be assigned to any other Person.
     Section 10.2 TERMINATION. Except for provisions which expressly survive termination, this Agreement shall terminate upon the earliest to occur of the following:
          (i) The expiration of the Offering Period;
          (ii) Investor provides written notice to the Company that Investor is terminating the Agreement due to a material inaccuracy of any representation or warranty of the Company or its failure to comply with any covenant or obligation hereunder, or the Company provides written notice to the Investor that the Company is terminating the Agreement due to a material inaccuracy of any representation or warranty of the Investor or its failure to comply with any covenant or obligation hereunder;
          (iii) immediately without further action by either party if the sale of Common Stock hereunder is prohibited or enjoined by applicable law or governmental or self-regulatory body; and
          (iv) by written agreement of the parties.

ARTICLE XI
NOTICES
     Section 11.1 NOTICES. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or by other electronic transmission (including email); (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, CA 91311
Attention: John R. Tucker
Telephone: 818-407-3611
Facsimile: 818-734-5321
Email: jtucker@capstoneturbine.com

With a copy to:	Waller Lansden Dortch & Davis, PLLC
511 Union Street, Suite 2700
Nashville, TN 37219
Attention: J. Chase Cole, Esq.
Telephone: (615) 850-8476
Facsimile: (615) 244-6804
Email: chase.cole@wallerlaw.com

If to the Investor(s):	M.A.G. Capital, LLC
555 South Flower Street
Suite 4200
Los Angeles, CA 90071
Attention: Todd Bomberg, Bill Fitzhugh, H. Harry Aharonian, and Bill Jose
Telephone: 213-533-8288
Facsimile: 213-533-8285
Email: todd@magcapital.net; bill@magcapital.net;
harry@magcapital.net; and bjose@magcapital.net

With a Copy to:	Sheppard Mullin Richter & Hampton LLP
333 S. Hope Street, 48th Floor
Los Angeles, CA 90071
Attention: David C. Ulich, Esq.
Telephone: 213-830-2020
Facsimile: 213-620-1398
Email: Dulich@sheppardmullin.com

Each party shall provide two (2) days’ prior written notice to the other party of any change in address or facsimile number.
ARTICLE XII
MISCELLANEOUS
     Section 12.1 COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity of this Agreement.
     Section 12.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.
     Section 12.3 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.
     Section 12.4 SURVIVAL. The representations and warranties of the Company set forth in this agreement shall survive until the first (1st) anniversary of the Commencement Date.
     Section 12.5 BROKERAGE. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except as indicated in the Disclosure Documents. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.
     Section 12.6 CONFIDENTIALITY. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party’s domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.
     Section 12.7 ATTORNEYS’ FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.
     Section 12.8 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon Investor and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.
     Section 12.9 NO WAIVER. No failure or delay on the part of the Company or Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Investor at law or in equity or otherwise. No waiver of or consent to any departure by the Company or Investor from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY: CAPSTONE TURBINE CORPORATION
By:	/s/ John R. Tucker
Name:	John R. Tucker
Title:	President and Chief Executive Officer

INVESTOR: MONARCH POINTE FUND, LTD.
By:	M.A.G. Capital, LLC

By:	/s/ David Firestone
Name:	David Firestone
Title:	Managing Partner

EXHIBIT A
ADVANCE NOTICE
     The undersigned,                      hereby certifies, with respect to the sale of shares of Common Stock of CAPSTONE TURBINE CORPORATION (the “COMPANY”), issuable in connection with this Advance Notice dated                      (the “NOTICE”), delivered pursuant to the Subscription Agreement (the “AGREEMENT”), as follows:
     1. The undersigned is the duly elected                      of the Company.
     2. The representations and warranties of the Company contained in the Agreement are true and correct in all material respects and the Company is in compliance with each of its obligations under such Agreement as of the date hereof.
     3. The Daily Advance Amount requested on                     , 2005, is $                    .
     The undersigned has executed this Notice this ___day of                     , 2005.

COMPANY: CAPSTONE TURBINE CORPORATION
By:
Name:
Title:

EXHIBIT B
WRITTEN DIRECTION TO DISBURSE
     The undersigned,                      , hereby certifies as follows, each on behalf of Monarch Pointe Fund, Ltd. (“INVESTOR”), pursuant to the Subscription Agreement dated as of even date herewith (the “AGREEMENT”).
     1. The undersigned is the duly elected                      of the Investor.
     2. The Investor received an Advance Notice from Capstone Turbine Corporation (the “Company”) on                      , 2005, requesting a Daily Advance Amount of $                      .
     3. The VWAP of the shares of Common Stock is $                    , and the Purchase Price per share for such shares is $                    .
     4. Pursuant to the Agreement, the Investor shall acquire the number of shares of Registered Stock equal to $                     [amount from 2 above] divided by the per share Purchase Price.
     5. The Escrow Agent is directed to disburse immediately $                     to the account designated by the Company in the Escrow Agreement.
     6. The Escrow Agent is directed to effect immediately the transfer of                      shares of Registered Stock to the Investor’s account set forth in the Escrow Agreement.
     The undersigned has executed this Written Direction this ___day of                     , 2005.
[Signature page follows.]

INVESTOR: MONARCH POINTE FUND, LTD.
By: M.A.G. Capital, LLC

By:
Name:
Title:

The signature below manifests the Company’s
agreement as to numbers 3, 4, 5 and 6 set
forth above.
CAPSTONE TURBINE CORPORATION

By:

Name:

Title:

Schedule 4.2(A)
Capstone Turbine International, Inc.